STOCK OPTION CERTIFICATE

                  This STOCK OPTION CERTIFICATE sets forth the terms and provisions of the grant of a stock option to ____________ (the "Director") by Cornerstone Properties Inc., a Nevada corporation (the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the Company wishes to retain the services of qualified persons who are not employees of the Company or its subsidiaries to serve as members of the Board of Directors of the Company (the "Board"); and

                  WHEREAS, the Company wishes to provide for the grant of options to purchase shares of common stock, without par value, of the Company (the "Common Stock") to persons who are members of the Board and not employees or officers of the Company or any of its subsidiaries (the "Outside Directors"); and

                  WHEREAS, the Director is one of the Outside Directors eligible for grant under the terms and provisions of the Plan.

                         TERMS AND PROVISIONS OF OPTION

                  1. Grant of Option. The Company hereby grants to the Director, effective as of __________ (the "Date of Grant"), an option (the "Option") to purchase all or any portion of shares of Common Stock at a per share exercise price of $ (the "Option Price").

                  2. Vesting; Exercise. The Option shall become exercisable as to 50% of the shares on the first anniversary of the Date of Grant and as to the remaining 50% of the shares on the second anniversary of the Date of Grant and shall thereafter be exercisable as a whole or in part until the earliest to occur of (i) the tenth anniversary of the Date of Grant, (ii) the first anniversary of the date of the Director's resignation, removal or termination (including by death) as a member of the Board and (iii) the date of the Director's removal from the Board for cause (the "Option Exercise Period"); provided, that, in the case of resignation, removal or other termination on or after the first anniversary of the Date of Grant, but prior to the second anniversary, the Option shall only be exercisable as to 50% of the shares (or less). The Option shall terminate and be of no further force and effect at the expiration of the Option Exercise Period.


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                  3. Method of Exercise. The Director may exercise the Option during the Option Exercise Period by notifying the Company in writing of the number of shares in respect of which the Option has been exercised and by tendering to the Company the aggregate Option Price for such shares of Common Stock in cash (including a certified check, teller's check or wire transfer of funds). The date of exercise of the Option shall be the date the written notice of exercise from the Director is received by the Company. As soon as practicable following receipt of the written notice of exercise and payment of the aggregate Option Price, the Company will issue share certificates for the number of shares for which the Option has been duly exercised in the name of the Director, unless the Director has specified in the written notice of exercise that such share certificates should be issued in some other name.

                  4. Nontransferable. The Option shall be nontransferable other than by will or the laws of descent and distribution and, during the life of the Director, shall be exercisable only by the Director. The Director may designate in writing to the Company a person or persons who shall be entitled to exercise the Option during the Option Exercise Period in the event of the Director's death, and if no such designation is made by the Director, the Option shall be exercisable during the Option Exercise Period in the event of the Director's death by the Director's estate.

                  5. Special Rules. Notwithstanding the other terms and provisions of this Certificate, the following provisions shall apply:

                  (a) Change in Control. In the event of a Change in Control of the Company, the Option shall become exercisable as a whole or in part, if it has not already become so, on the date of the Change in Control; provided, however, that the shares of Common Stock acquired upon exercise of the Option in such event shall not be transferable by the Director until the expiration of the six-month period beginning on the Date of Grant. "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was


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         approved by a vote of at least three-quarters of the directors then still in office who either were directors at the beginning of the period or whose selection or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, further, that a change in control shall not be deemed to be a Change in Control for purposes of this Agreement if the Board of Directors has approved such change in control prior to either (x) the occurrence of any of the events described in the foregoing clauses (A) and (B) or (y) the commencement by any person other than the Company of a tender offer for the Common Stock not approved by the Board of Directors prior to such commencement.

                  (b) Securities Act Registration or Exemption. The Option shall not be exercisable and no transfer of the shares of Common Stock underlying the Option (the "Underlying Shares") may be made to the Director, and any attempt to exercise the Option or to transfer the Underlying Shares to the Director shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Audit Committee of the Board, in its sole discretion after securing the advice of counsel, determines, or the Director provides an opinion of counsel satisfactory to the Audit Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

                  (c) No Right to Reelection. Nothing in this Certificate shall be deemed to create any obligation on the part of the Board to nominate the Director for reelection by the Company's stockholders, nor confer upon the Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

                  (d) No Stockholder Rights. The Director shall have no rights as a stockholder with respect to the Underlying Shares until a certificate or certificates evidencing such shares have been issued to the Director, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Director shall become the holder of record thereof.

                  (e) Company's Rights Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or


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         any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (f) Adjustment of Option Shares. The shares with respect to which the Option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, hereafter and prior to the delivery by the Company of all of the shares of Common Stock with respect to which the Option is granted, the Company shall effect a subdivision or consolidation of shares, or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company, then
         (a), in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and (b), in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

                  (g) Deferral of Delivery of Shares. Anything in this Certificate to the contrary notwithstanding, if, at any time specified herein for the exercise of the Option or the delivery of shares to the Director, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Company or the Director to take any action or refrain from action in connection therewith or to delay such exercise, then the delivery of such shares on such exercise shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

                  (h) Resolution of Disputes. As conditions precedent to the granting of the Option and all other rights provided hereunder, the Director and any other person who acquires any rights hereunder, agrees that any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Certificate may be determined, either by the Audit Committee or by the Board in the Audit Committee's or the Board's absolute and uncontrolled discretion, and that any such determination or interpretation of the terms of this Certificate or any other determination by either such Committee or the Board shall be final, binding and conclusive on all persons affected thereby.

                  6. Governing Law. This Certificate and the grant of the Option shall be governed by, and construed in accordance with, the laws of the State of Nevada.


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                  IN WITNESS WHEREOF, the Company has duly executed and
delivered this Certificate as of this ___ day of _______, ______.

                                        CORNERSTONE PROPERTIES INC.

                                        By:__________________________________
                                        Name:
                                        Title:

                                        By:__________________________________
                                        Name:
                                        Title